Exhibit 10.1

FEDERATED INVESTORS, INC.

1001 Liberty Avenue

Pittsburgh, PA 15222-3779

June 29, 2005

Via Overnight Courier

Gerald M. Lieberman

President and Chief Operating Officer

Alliance Capital Management L.P.

1345 Avenue of the Americas

New York, New York 10105

Re: Letter Amendment

Dear Mr. Lieberman:

Reference is made to that certain Agreement (as amended, modified or otherwise supplemented from time to time, the “Transaction Agreement”), dated as of October 28, 2004, between Federated Investors, Inc. (“Federated”) and Alliance Capital Management L.P. (“Alliance”). This letter amendment (this “Letter Amendment”) amends and supplements the Transaction Agreement as provided herein. Capitalized terms used, but not defined, in this Letter Amendment have the meanings given to them in the Transaction Agreement.

Correction to Definition of Non-Tracked Client Payment

Federated and Alliance agree that the reference to “0.017 basis points” in the definition of Non-Tracked Client Payment in Section 1.1 of the Transaction Agreement should be deleted and replaced with the following: “one hundred and seventy (170) basis points (1.7%)”.

Client Split Reallocation

Federated and Alliance agree that the reallocation of the Client split as set forth in Section 2.7(f)(i) of the Transaction Agreement shall be mutually determined as of the close of business on the Final Closing Date on or before July 15, 2005.

Allocation Among Acquired Assets

Federated and Alliance agree that the phrase “prior to the Final Closing” in Section 2.9 of the Transaction Agreement shall be deleted and replaced by the phrase “within ninety (90) days after the Final Closing Date”.

This Letter Amendment will be effective as of June 29, 2005 upon its execution and delivery by Federated and Alliance. The Transaction Agreement, as amended and supplemented by this Letter Amendment shall remain in full force and effect.

[Signature Page Follows]

Gerald M. Lieberman

June 29, 2005

If you agree with the foregoing, please sign in the place noted below, which, upon execution by Federated, will constitute our agreement with respect to the subject matter of this Letter Amendment.

Very truly yours,

Federated Investors, Inc.

By:	/s/ Thomas R. Donahue
Name:	Thomas R. Donahue
Title:	Vice President

Accepted and Agreed as of the date first written above:

Alliance Capital Management L.P.

By:	Alliance Capital Management Corporation,
its General Partner

	By:	/s/ Robert H. Joseph, Jr.
	Name:	Robert H. Joseph, Jr.
	Title:	Senior Vice President and Chief Financial Officer